UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

November 11, 2008

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 24, 2008, eHealth, Inc. (the “Company”) announced the appointment of Scott Sanborn as chief marketing and revenue officer of the Company. Mr. Sanborn will oversee major marketing and demand generation functions of the Company, including traditional and online marketing, partner management, public relations, customer care center operations, business analytics and product marketing. In connection with the appointment of Mr. Sanborn, Bruce Telkamp, our existing executive vice president of business operations, will become executive vice president of business and corporate development. In this role, Mr. Telkamp will transition his responsibilities in marketing and customer care center operations to Mr. Sanborn. Mr. TelKamp will continue his oversight of the Company’s business development, health insurance carrier relations and legal departments, as well as lead the Company’s new corporate development function.

On November 24, 2008, the Company issued a press release announcing Mr. Sanborn’s appointment and the changes in Mr. Telkamp’s role. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Gary Lauer
Gary Lauer
Chief Executive Officer

Dated: November 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 24, 2008